April 25, 2014

To Foster Wheeler Employees:

I am writing you today to provide an update on our pending acquisition by AMEC plc.

As you know, there has been little news or official public comment from Foster Wheeler or AMEC about the deal since our February 13 announcements. It is customary for companies like ours to be largely silent during this interim period, in part, because transactions such as this are subject to strict disclosure guidelines.

That said, I can assure you that both companies are doing a tremendous amount of work to move this process forward. Teams of AMEC and Foster Wheeler people are working to develop integration plans for the new organization. Specifically, Roberto Penno and Gary Nedelka, our CEOs of the Global E&C Group and the Global Power Group, respectively, are serving with AMEC executives on an integration steering committee that will oversee the integration of the two organizations. In addition, AMEC and Foster Wheeler are fully engaged in collaborative efforts to obtain, among other things, the various regulatory and shareholder approvals that are required in order to complete the transaction.

We are making very good progress. For example, the U.S. Federal Trade Commission has already granted early approval under the Hart-Scott-Rodino Act with respect to the deal. And while there is still a sizable amount of work to be done on all fronts, we expect that the transaction will close in the third quarter of 2014.

So that you are all aware of the amount of work that is going on “behind the scenes” on the deal, I have listed below a few of the most important steps in the process.

•	AMEC and Foster Wheeler will continue to request and obtain antitrust clearances in the remaining required jurisdictions, including the European Union.
•	AMEC will file a Registration Statement on Form F-4 with the U.S. Securities and Exchange Commission (SEC), covering the offer and sale of the AMEC shares to be issued in the deal; this document will include detailed information about each company, as well as pro forma financial information for the combined company. AMEC will also file a similar document with the Financial Conduct Authority in the United Kingdom.
•	AMEC will ask its shareholders to approve the issuance of new shares to be used in connection with the transaction.
•	Foster Wheeler will ask its shareholders to approve, among other things, amendments to its Swiss Articles of Association, specifically to remove certain transfer restrictions and voting limitations in connection with the deal.
•	AMEC will complete its application to list its shares on the New York Stock Exchange.
•	Once the AMEC Registration Statement (as described in the second bullet above) is declared effective by the SEC, AMEC will begin a formal process in which it will make the direct offer to purchase shares from Foster Wheeler investors. Once that process begins, we will file our “Recommendation Statement” on Schedule 14D-9 with the SEC with respect to the deal; that document will include, among other things, additional information related to the recommendation by Foster Wheeler’s board to recommend the deal and a discussion of the background of the transaction.

•	Once the minimum tender condition and all of the other closing conditions have been satisfied or waived, AMEC will be able to complete the transaction.
•	Upon completion of the transaction, Samir Brikho, who is currently CEO of AMEC, will serve as CEO of the combined company.

As I have said previously, I believe the combination of AMEC and Foster Wheeler is positive for our employees. In particular, the combined company will provide enhanced opportunities to work across a broader range of projects, geographies and markets.

I also believe the transaction is good news for clients; we have spoken to numerous clients, and the feedback has been positive. And on that note in particular, I want to thank you for your continued commitment to serving our clients during – and beyond – this transition period.

I will offer additional updates as the transaction progresses.

Sincerely

Kent Masters

Chief Executive Officer

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Foster Wheeler AG communication materials may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements including: the timing and success of the proposed offer and acquisition of the Company by AMEC, the risk that the Company’s business will be adversely impacted during the pending proposed offer and acquisition of the Company by AMEC, benefits, effects or results of the Company’s redomestication to Switzerland, deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, the changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to the Company’s global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of the Company’s patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with or furnished to the SEC.

Important information

The offer has not commenced. At the time the offer is commenced, AMEC will file a registration statement on Form F-4 and a Tender Offer statement on Schedule TO and the Company will file a Recommendation Statement on Schedule 14D-9 with respect to the offer. These documents will contain important information about the offer that should be read carefully before any decision is made with respect to the offer. These materials will be made available to the shareholders of the Company at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov, after they have been filed. Any materials filed with the SEC may also be obtained without charge at the Company's website, www.fwc.com.

This announcement is for informational purposes only and does not constitute or form part of an offer to sell or the solicitation of an offer to buy or subscribe to any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This announcement is not an offer of securities for sale into the United States. No offering of securities shall be made in the United States except pursuant to registration under the US Securities Act of 1933, or an exemption therefrom.

Participants in the Solicitation

The Company will be, and certain other persons may be, soliciting proxies in connection with the Company’s proposed extraordinary general meeting of shareholders to, among other things, approve certain amendments to its articles of association (relating to the removal of certain transfer restrictions and certain voting limitations with respect to Foster Wheeler shares) and to elect three AMEC nominees to serve on the Company’s board of directors following the closing of the offer, each of which are among the conditions to closing of the offer.

The directors and executive officers and other members of management and employees of each of AMEC and the Company may be deemed to be participants in any such proxy solicitations. Information about the Company’s directors and executive officers is available in its Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014 and in the Company’s proxy statement on Schedule 14A filed with the SEC on April 1, 2014, and will be available in the proxy statement that the Company intends to file with the SEC in connection with the extraordinary general meeting. The Company understands that it is AMEC’s intention that information about AMEC’s directors and executive officers will be made available in the Registration Statement on Form F-4 when it is filed. Other information regarding the participants in the solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the relevant materials to be filed with the SEC regarding the transaction. Investors should read all the materials filed with the SEC carefully when they become available before making any voting or investment decisions. You may obtain free copies of these documents using the sources indicated above.

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